Exhibit 32


                           SECTION 1350 CERTIFICATIONS

The undersigned, Darryl W. Thompson, Chief Executive Officer of Triad Guaranty Inc. (the "Company"), and Ron D. Kessinger, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to our knowledge:

(1) the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2003 (the "Report") fully complies with the requirements of
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


November 14, 2003

\s\ Darryl W. Thompson
----------------------
Darryl W. Thompson
President, Chief Executive Officer


\s\ Ron D. Kessinger
----------------------
Ron D. Kessinger
Executive Vice President and
  Chief Financial Officer